Exhibit 1.1
BLUE OWL TECHNOLOGY FINANCE CORP.
$400,000,000
6.500% Notes due 2029
Underwriting Agreement
August 17, 2026
Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
SMBC Nikko Securities America, Inc.
277 Park Avenue, 5th Floor
New York, New York 10172
ING Financial Markets LLC
1133 Avenue of the Americas
New York, New York 10036
RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281
SG Americas Securities, LLC
245 Park Avenue
New York, New York 10167
As the Representatives of the
several Underwriters listed
in Schedule 1 hereto
Ladies and Gentlemen:
Blue Owl Technology Finance Corp., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters listed in Schedule 1 hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom you are acting as the representatives (in such capacity, the “Representatives”), $400,000,000 aggregate principal amount of 6.500% Notes due 2029 of the Company (the “Securities”).
The Securities will be issued under an indenture, dated as of June 12, 2020 (the “Base Indenture”), as supplemented by the Seventh Supplemental Indenture, dated as of June 5, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as successor to Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Securities will be issued in book-entry form to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations, dated as of January 13, 2025, between the Company and DTC.
The Company has previously issued $500,000,000 in aggregate principal amount of its 6.500% Notes due 2029 under the Indenture (the “Existing Securities”). The Securities that will be issued and sold by the Company pursuant to this Agreement will constitute an issuance of “Additional Notes” under and as defined in the Indenture. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (each as defined below), the Securities offered and sold by the Company pursuant to this agreement will have identical terms to the Existing Securities, and the Securities and the Existing Securities will be treated as a single class of notes for all purposes under the Indenture.
The Company understands that the Underwriters propose to make an offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” on Form N-2 (File No. 333-289793), relating to the Securities and certain of the Company’s other securities, which registration statement became effective upon filing with the Commission on August 22, 2025. The Company has also prepared and filed with the Commission a preliminary prospectus supplement dated August 17, 2026 (the “Preliminary Prospectus Supplement”), which contains a base prospectus, dated August 22, 2025 (the “Base Prospectus,” and together with the Preliminary Prospectus Supplement, the “Preliminary Prospectus”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) promulgated under the Securities Act and Rule 424 (“Rule 424”) promulgated under the Securities Act. The information, if any, included or incorporated by reference in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Unless the context otherwise requires, such registration statement, including all documents filed as a part thereof and any Rule 430B Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424 under the Securities Act and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act, is herein called the “Registration Statement.” The final prospectus to be filed with the Commission pursuant to Rule 424 after the Applicable Time (as defined below) and to be used to confirm sales, which will include the Base Prospectus together with a final prospectus supplement (the “Prospectus Supplement”), is hereinafter referred to as the “Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include all documents incorporated by reference pursuant to the rules of the Commission promulgated under the Securities Act. All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424 under the Securities Act or such other rule under the Securities Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”), which is or is deemed to be incorporated by reference in or otherwise deemed under the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) filed pursuant to Section 54(a) of the Investment Company Act (File No. 814-01284) (the “Notification of Election”) was filed under the Investment Company Act with the Commission on August 10, 2018.
The Company has entered into an Amended and Restated Investment Advisory Agreement, dated as of May 18, 2021 (the “Investment Management Agreement”), with Blue Owl Technology Credit Advisors LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).
The Company has also entered into an Amended and Restated Administration Agreement, dated as of May 18, 2021 (the “Administration Agreement”), with the Adviser.
At or prior to the Applicable Time, the Company had prepared the Preliminary Prospectus, which together with the information set forth on Schedule 2 hereto, comprises the “Pricing Disclosure Package.”
“Applicable Time” means 3:40 P.M., New York City time, on August 17, 2026.
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.
2.Purchase of the Securities by the Underwriters.
(a)The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties, and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at the price (the “Purchase Price”) set forth in Schedule 1 hereto, plus accrued and unpaid interest from, and including, June 5, 2026 up to, but excluding the Closing Date (as defined below).
(b)The Company understands that the Underwriters intend to offer the Securities for resale on the terms set forth in the Pricing Disclosure Package and the Prospectus, as in the judgment of the Representatives is advisable. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.
(c)Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, at 10:00 A.M., New York City time, on August 20, 2026, or at such other time or place on the same or such other date, not later than the third business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date.”
Payment for the Securities shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the principal amount of Securities to be purchased on such date with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. Delivery of the Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

(d)Each of the Company and the Adviser acknowledges and agrees that (1) the Underwriters are acting solely as principal and in the capacity of an arm’s-length contractual counterparty to the Company and the Adviser with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person, (2) the Underwriters have no obligation to the Company or the Adviser with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement and (3) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby. Additionally, none of the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. The Company acknowledges and agrees that it is aware that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Adviser and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Adviser by virtue of any fiduciary, advisory or agency relationship or otherwise.
3.Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:
(a)Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and the Preliminary Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
(b)Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and the Pricing Disclosure Package (together with any amendment or supplement thereto) as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
(c)Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 2 hereto, including a Pricing Term Sheet substantially in the form of Annex A hereto, and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Applicable Time, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement or omission contained in any Issuer Free Writing Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
(d)Documents Incorporated by Reference. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Preliminary Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.
(f)Registration Statement and Prospectus. The Company is eligible to use Form N-2. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, the Investment Company Act and the Trust Indenture Act of 1939, as amended (the “TIA”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus and any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the TIA or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
(g)Financial Statements. The financial statements (including the related notes thereto) of the Company and its Subsidiaries (as defined below) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. The financial information under the heading “Financial Highlights” included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been derived from the accounting records and other books and records of the Company and its Subsidiaries and presents fairly in all material respects the information shown thereby as of the date presented and has been compiled on a basis consistent with that of the financial statements included or incorporated by reference therein. The financial data set forth in the Registration Statement, Pricing Disclosure Package and in the Prospectus under the heading “Capitalization” presents fairly in all material respects the information set forth therein on a basis consistent with that of the financial statements and related notes thereto included or incorporated by reference therein. There is no pro forma financial information that is required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus that is not included or incorporated by reference as required.
(h)No Material Adverse Change. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock of the Company, short-term debt or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order, or decree of any court or arbitrator or governmental or regulatory authority.
(i)Organization and Good Standing. The Company and each of the subsidiaries that are consolidated with the Company for financial reporting purposes under U.S. GAAP (each a “Subsidiary” and collectively the “Subsidiaries”) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement, the Indenture and the Securities (a “Material Adverse Effect”).
(j)Capitalization. As of June 30, 2026, the Company had authorized and outstanding capital stock and material indebtedness as set forth in the Pricing Disclosure Package and the Prospectus in “Capitalization,” all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable (except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(k)Stock Options. The Company has not granted, and has no policy or expectation of granting, stock options.
(l)Due Authorization. The Company has corporate power and authority to execute and deliver this Agreement and the Securities, and at the applicable time had corporate power and authority to execute and deliver the Investment Management Agreement, the Administration Agreement and the Base Indenture and the Supplemental Indenture, and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of each of this Agreement, the Indenture, the Securities, the Investment Management Agreement and the Administration Agreement and the consummation by the Company of the transactions contemplated hereby and thereby has been duly and validly taken.

(m)Underwriting Agreement. This Agreement has been duly authorized, executed, and delivered by the Company.
(n)Investment Management Agreement and Administration Agreement. The Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.
(o)Base Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.
(p)Supplemental Indenture. The Supplemental Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.
(q)Indenture. The Indenture has been qualified under the TIA.
(r)The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, authenticated and delivered by the Company and when authenticated by the Trustee as provided herein and in the Indenture relating thereto, against payment of the consideration set forth herein, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and will be entitled to the benefits of the Indenture relating thereto; and the Securities and the Indenture conform in all material respects to the statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(s)Descriptions of Investment Management Agreement and Administration Agreement. Both the Investment Management Agreement and the Administration Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(t)No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents, each as amended or supplemented as of the date of this Agreement; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its Subsidiaries or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(u)No Conflicts. The execution, delivery, and performance by the Company of this Agreement, the issuance and sale of the Securities, and the consummation of the transactions contemplated by this Agreement and the Indenture and the performance by the Company of the Base Indenture, the Supplemental Indenture, the Investment Management Agreement and the Administration Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute applicable to the Company or any of its Subsidiaries or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(v)No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery, and performance by the Company of this Agreement, the issuance and sale of the Securities, and the consummation of the transactions contemplated by this Agreement and the Indenture, or the performance by the Company of the Base Indenture, the Supplemental Indenture, the Investment Management Agreement and the Administration Agreement, except for (i) such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have already been obtained or made, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters and (iii) where the failure to obtain any such consent, approval, authorization, order, license, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(w)Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental, or regulatory investigations, actions, suits, or proceedings pending to which the Company or any of its Subsidiaries is or, to the knowledge of the Company, may be reasonably expected to become a party or to which any property of the Company or any of its Subsidiaries is or, to the knowledge of the Company, may be reasonably expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (i) there are no current or pending legal, governmental, or regulatory actions, suits, or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package, or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the

Securities Act to be filed as exhibits to the Registration Statement that are not so filed as exhibits to the Registration Statement.
(x)Notification of Election. When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(y)Election to be Treated as a Business Development Company. (A) The Company has duly elected to be treated by the Commission under the Investment Company Act as a business development company, such election is effective and the Company has not withdrawn such election and, to the Company’s knowledge, the Commission has not ordered such election to be withdrawn nor, to the Company’s knowledge, have proceedings to effectuate such withdrawal been initiated or threatened by the Commission; (B) the provisions of the charter and bylaws of the Company and the investment objectives, policies and restrictions of the Company described in the Prospectus, assuming they are implemented as described, comply in all material respects with the requirements of the Investment Company Act; and (C) as of the Applicable Time and as of the Closing Date, the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies.
(z)Independent Accountants. The accountants who audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are independent public accountants within the meaning of, and as required by, the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.
(aa)Title to Real and Personal Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its Subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets (other than intellectual property, which is subject to Section 3(bb)) that are material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except (i) as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) those that do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.
(bb)Title to Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its Subsidiaries, to the knowledge of the Company, own or possess, or can acquire on reasonable terms, adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets) necessary for the conduct of their respective businesses as currently conducted, and (ii) to the knowledge of the Company, the conduct of their respective businesses as currently conducted does not conflict with any such rights of others. The Company and its Subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(cc)No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers, or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
(dd)Investment Company Act. The Company is not and its Subsidiaries are not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor its Subsidiaries will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act. No person is serving or acting as an officer, director or investment adviser of the Company or any Subsidiary of the Company except in accordance with the applicable provisions of the Investment Company Act and the Advisers Act.
(ee)Taxes. The Company and its Subsidiaries have paid (or caused to be paid) all federal, state, local, and foreign taxes required by law to be paid, and have filed (or caused to be filed) all tax returns required by law to be filed (taking into account any applicable extensions), in each case, through the date hereof, except where the failure to pay such taxes or file such returns would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or, to the knowledge of the Company, would reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets that, in any case, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(ff)Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits, and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local, or foreign governmental or regulatory authorities having jurisdiction over the Company and its Subsidiaries that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit, or authorization, or has any reason to believe that any such license, certificate, permit, or authorization will not be renewed in the ordinary course, except where such revocation, modification, or non-renewal would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(gg)Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh)Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are executed in accordance with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (iii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, to calculate net asset value, to maintain asset accountability, and to maintain material compliance with the books and records requirements under the Investment Company Act; (iv) access to assets is permitted only in accordance with management’s general or specific authorization; and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses (whether or not remediated) in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting, which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or, other employees who have a significant role in the Company’s internal controls over financial reporting.
(ii)Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance covering their respective properties, operations, personnel, and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.
(jj)No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate, or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain, and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the Anti-Corruption Laws.
(kk)Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) of all jurisdictions having jurisdiction over the Company and its Subsidiaries, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Company and its Subsidiaries is pending or, to the knowledge of the Company, threatened.
(ll)No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees or affiliates is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions,” and each such subject or target, a “Sanctioned Person”), nor is the Company or any of its Subsidiaries located, organized, or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Russia, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, and North Korea, that broadly prohibit dealings with that country or territory (each, a “Sanctioned Territory”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Territory in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor, or otherwise) of Sanctions. Since the inception of the Company, the Company and its Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Territory.
(mm)Company Not Ineligible Issuer and is a Well-Known Seasoned Issuer. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case, at the times specified in the Securities Act in connection with the offering of the Securities.
(nn)No Restrictions on Subsidiaries. No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(oo)No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(pp)Registration Rights. Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities of the Company registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act.
(qq)No Stabilization or Manipulation. The Company has not taken, directly or indirectly, without giving effect to any activities by the Underwriters, any action designed, or that would reasonably be expected, to cause or result in any stabilization or manipulation of the price of the Securities.
(rr)Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package, or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(ss)Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reasonably reliable and accurate in all material respects.
(tt)Sarbanes-Oxley Act. To the extent applicable to the Company on the date hereof, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(uu)Rule 38a-1 Compliance. The Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company, including policies and procedures that provide oversight of compliance by each investment adviser, administrator, and transfer agent of the Company.
(vv)Regulated Investment Company. The Company has elected to be treated, and has operated, and intends to continue to operate, its business in such a manner so as to enable the Company to continue to qualify as a regulated investment company under Subchapter M of the Code. The Company intends to direct the investment of the proceeds of the offering of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.

(ww)Interactive Data Files. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents and will present the information called for in all material respects and has been prepared and will be prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.
(xx)Cybersecurity. The Company is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise relating to the Adviser’s information technology and computer systems, data and databases used by the Company (collectively, “IT Systems and Data”) except in each case as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and (B) to the Company’s knowledge, the Adviser has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent with, in all material respects, industry standards and practices, or as required by applicable regulatory standards. To the Company’s knowledge, the Adviser is presently in material compliance with all applicable laws and regulations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
4.Representations and Warranties of the Adviser. The Adviser represents and warrants to, and agrees with, each Underwriter that:
(a)No Material Adverse Change. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Adviser; and (ii) the Adviser has not sustained any loss or interference with its business that is material to the Adviser and that is either from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order, or decree of any court or arbitrator or governmental or regulatory authority.
(b)Organization and Good Standing. The Adviser has been duly organized and is validly existing and in good standing under the laws of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Adviser or on the performance by the Adviser of its obligations under this Agreement (an “Adviser Material Adverse Effect”). The Adviser does not have any subsidiaries.
(c)Registration as an Investment Adviser. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement as an investment adviser to the Company, as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances, the existence of which would lead to any proceeding which would reasonably be expected to adversely affect the registration of the Adviser with the Commission.
(d)Underwriting Agreement. This Agreement has been duly authorized, executed, and delivered by the Adviser.
(e)Investment Management Agreement and the Administration Agreement. The Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Adviser and are valid and binding obligations of the Adviser, enforceable against the Adviser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.
(f)No Violation or Default. The Adviser is not (i) in violation of its certificate of formation or operating agreement; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Adviser is a party or by which the Adviser is bound or to which any of the property or assets of the Adviser is subject; or (iii) in violation of any law or statute applicable to the Adviser or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Adviser, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect.
(g)No Conflicts. The execution, delivery, and performance by the Adviser of this Agreement, and the performance by the Adviser of the Investment Management Agreement and the Administration Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Adviser pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Adviser is a party or by which the Adviser is bound or to which any of the property or assets of the Adviser is subject, (ii) result in any violation of the provisions of the certificate of formation, operating agreement or similar organizational documents of the Adviser or (iii) result in the violation of any law or statute applicable to the Adviser or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Adviser, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect.
(h)No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery, and performance by the Adviser of this Agreement or the performance by the Adviser of the Investment Management Agreement and the Administration Agreement, except for (i) such consents, approvals, authorizations, orders, licenses and registrations or qualifications as have already been obtained or made, and (ii) where the failure to obtain any such consent, approval, authorization, order, license, registration or qualification would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect.
(i)Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental, or regulatory investigations,

actions, suits, or proceedings pending to which the Adviser is or, to the knowledge of the Adviser, may be reasonably expected to become a party or to which any property of the Adviser is or, to the knowledge of the Adviser, may be reasonably expected to become the subject that, individually or in the aggregate, if determined adversely to the Adviser, would reasonably be expected to have an Adviser Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Adviser, contemplated by any governmental or regulatory authority or threatened by others, except as would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect; and there are no current or pending legal, governmental, or regulatory actions, suits, or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package, or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(j)Licenses and Permits. The Adviser possesses all licenses, certificates, permits, and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local, or foreign governmental or regulatory authorities having jurisdiction over the Adviser that are necessary for the ownership or lease of their respective properties or the conduct of its businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Adviser has not received written notice of any revocation or modification of any such license, certificate, permit, or authorization, or has any reason to believe that any such license, certificate, permit, or authorization will not be renewed in the ordinary course, except where such revocation, modification, or non-renewal would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect.
(k)Description of the Adviser. The description of the Adviser and its respective principals and business in the Registration Statement, Pricing Disclosure Package and the Prospectus do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(l)Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations contemplated in the Pricing Disclosure Package, the Prospectus, and under this Agreement, the Investment Management Agreement and the Administration Agreement.
(m)Internal Controls. The Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with its management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with U.S. GAAP, to calculate net asset value, and to maintain asset accountability, and to maintain material compliance with the books and records requirements under the Investment Company Act; (iii) access to assets of the Company and its Subsidiaries is permitted only in accordance with its management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n)No Unlawful Payments. Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, employee, affiliate, or other person associated with or acting on behalf of the Adviser has (i) used any funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Anti-Corruption Laws; or (iv) made, offered, agreed, requested, or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit. The Adviser has instituted, maintain, and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all Anti-Corruption Laws.
(o)Compliance with Anti-Money Laundering Laws. The operations of the Adviser are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Adviser, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Adviser with respect to the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Adviser is pending or, to the knowledge of the Adviser, threatened.
(p)No Conflicts with Sanctions Laws. Neither the Adviser nor, to the knowledge of the Adviser, any of its directors, officers, agents, employees or affiliates is currently the subject or the target of any Sanctions, nor is the Adviser located, organized, or resident in a Sanctioned Territory. Since the inception of the Adviser, the Adviser has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Territory.
(q)No Stabilization or Manipulation. The Adviser has not taken, directly or indirectly, without giving effect to any activities by the Underwriters, any action designed, or that would reasonably be expected, to cause or result in any stabilization or manipulation of the price of the Securities.
(r)Key Employees. The Adviser is not aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with the Adviser or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting, or similar agreement that would be violated by either the Adviser’s present or proposed business activities, except, in each case, as would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect.
(s)No Labor Disputes. No labor disturbance by or dispute with employees of the Adviser exists or, to the knowledge of the Adviser, is contemplated or threatened, and the Adviser is not aware of any existing or imminent labor disturbance by, or dispute with, the employees or any of its principal suppliers, contractors, or customers, except in each case as would not reasonably be expected to have an Adviser Material Adverse Effect.
5.Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424 and Rule 430B under the Securities Act; will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex A hereto) to the extent required by Rule 433 and/or Rule 497 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and will furnish electronic copies of the Prospectus and each Issuer Free Writing Prospectus to the Underwriters in New York City prior to 5:00 P.M., New York City time, on the business day next succeeding the date of this Agreement, with written copies of the Prospectus to follow as soon as practicable but in no event later than 5:00 P.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering pursuant to Rule 457 under the Securities Act on or prior to the date required by Rule 456(b) under the Securities Act.
(b)Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, electronic signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer.
(c)Amendments or Supplements. Before using, authorizing, approving, referring to, or filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not use, authorize, approve, refer to, or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.
(d)Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package, or the Prospectus, or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus or the Pricing Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or the Pricing Disclosure Package is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.
(e)Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.
(f)Blue Sky Compliance. The Company will use commercially reasonable efforts, in cooperation with the Representatives, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(g)Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such requirement by filing such an earning statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system) (“EDGAR”).

(h)Clear Market. During the period beginning from the date hereof and continuing to and including, the Closing Date, neither the Company, nor any of its Subsidiaries or other affiliates over which it exercises management or voting control, nor any person acting on its behalf will offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Securities Act relating to any securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives.
(i)Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities in all material respects as described in the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”
(j)DTC. The Company will cooperate with the Representatives and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.
(k)No Stabilization or Manipulation. The Company will not take, directly or indirectly, without giving effect to any activities by the Underwriters, any action designed, or that would reasonably be expected, to cause or result in any stabilization or manipulation of the price of the Securities.
(l)Reports. For a period of one year from the date of this Agreement, so long as the Securities are outstanding, the Company will furnish to the Representatives, as soon as commercially reasonable after the date they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.
(m)Business Development Company. The Company, during a period of twelve months from the date of the Prospectus, will use commercially reasonable efforts to maintain its status as a business development company under the Investment Company Act; provided, however, that the Company may change the nature of its business so as to cease to be, or withdraw its election to be treated as, a business development company with the approval of its Board of Directors and a vote of stockholders as required by Section 58 of the Investment Company Act.
(n)Regulated Investment Company. During the twelve-month period following the Closing Date, the Company will use commercially reasonable efforts to maintain in effect its qualification and election to be treated as a regulated investment company under Subchapter M of the Code for each taxable year during which it is a business development company under the Investment Company Act.
(o)Annual Compliance Reviews. The Company will retain qualified accountants and qualified tax experts to (i) test procedures and conduct annual compliance reviews designed to determine compliance with the regulated investment company provisions of the Code and (ii) otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the regulated investment company provisions of the Code.
(p)Accounting Controls. The Company has established and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, and to maintain accountability for assets; (C) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data, and any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.
(q)Issuer Free Writing Prospectus. The Company represents and agrees that, without the prior consent of the Representatives, (i) it will not distribute any offering material other than the Registration Statement, the Pricing Disclosure Package, the Prospectus or the information set forth on Schedule 2 hereto, and (ii) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (other than for the information set forth on Schedule 2 hereto), and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the Securities Act and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any in-person road show or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company.
(r)FinCen Certificate. Upon request from the Representatives, the Company will provide a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) to the Representatives in form and substance reasonably satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have requested in connection with the verification of the foregoing certificate.
6.Certain Agreements of the Underwriters. Each Underwriter hereby represents, warrants and agrees that:
(a)Without the prior written consent of the Company, it has not used, authorized use of, referred to or participated in the planning for the use of, and will not use, authorize the use of, refer to or participate in the planning for the use of, any written information concerning the offering of the Securities other than materials contained in the Pricing Disclosure Package, the Prospectus, or any other offering materials prepared by or with the prior written consent of the Company.
(b)It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering contemplated by this Agreement (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
7.Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 and/or Rule 497 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
(b)Representations and Warranties. The representations and warranties of the Company and the Adviser contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(c)No Material Adverse Change. No event or condition of a type described in Section 3(h) and Section 4(a) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale, or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(d)Company’s Officers’ Certificate. The Representatives shall have received on and as of the Closing Date a certificate, which shall be delivered on behalf of the Company and not the signatories in their individual capacity, of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) confirming that, to the knowledge of such officers, the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) with respect to the Company and its Subsidiaries, to the effect set forth in paragraph (c) above.
(e)Adviser’s Officers’ Certificate. The Representatives shall have received on and as of the Closing Date a certificate, which shall be delivered on behalf of the Adviser and not the signatories in their individual capacity, from the two appropriate senior officers of the Adviser reasonably satisfactory to the Representatives (i) confirming that the representations and warranties of the Adviser in this Agreement are true and correct and that the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (ii) with respect to the Adviser, to the effect set forth in paragraph (c) above.
(f)Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company included or incorporated by reference in the Registration

Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
(g)Opinion and Negative Assurance Letter of Counsel for the Company and the Adviser. Kirkland & Ellis LLP, counsel for the Company and the Adviser, and Eversheds Sutherland (US) LLP, Maryland counsel for the Company, shall have furnished to the Representatives, at the request of the Company and the Adviser, their written opinions and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.
(h)Opinion and Negative Assurance Letter of Counsel for the Underwriters. Ropes & Gray LLP, counsel for the Underwriters, shall have furnished to the Representatives, their written opinions and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives; and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(i)No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance and sale of the Securities; and no injunction or order of any federal, state, or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance and sale of the Securities.
(j)Good Standing. The Representatives shall have received on and as of the Closing Date reasonably satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(k)Securities. On or prior to the Closing Date, the Company and the Trustee shall have executed and delivered the Securities.
(l)No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed, by, the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).
(m)Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
All opinions, letters, certificates, and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.Indemnification and Contribution.
(a)Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action, or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages, or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
(b)Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages, or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show, or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the marketing names of the Underwriters set forth on such cover page, and under the caption “Underwriting,” the legal names of the Underwriters, the concession amount appearing in the fifth paragraph and the information regarding stabilizing transactions contained in the twelfth, thirteenth and fourteenth paragraphs.
(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the

Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding any other provision in this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(j) of the Investment Company Act.
(e)Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e) of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) of this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.
(f)Non-Exclusive Remedies. The remedies provided for in this Section 8 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
9.Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
10.Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by either of the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities; (iv) a material disruption has occurred in securities settlement or clearance services in the United States; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United

States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
11.Defaulting Underwriter.
(a)If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 24 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 24 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
(b)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate principal amount of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.
(d)Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12.Payment of Expenses.
(a)Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any stamp, issuance, transfer or other similar taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the reasonable and documented fees and expenses incurred in connection with the registration or qualification of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate with the prior approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed) (including the related reasonable and documented fees and expenses of counsel for the Underwriters); (v) all filing fees and the reasonable fees and expenses incurred in connection with any filing with, and clearance of the offering by, FINRA (such fees and expenses pursuant to this clause (v) and clause (iv), in the aggregate, shall not exceed $10,000); (vi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, provided, however, that the Underwriters shall be responsible for 50% of the third party costs of any chartered private aircraft incurred in connection with such road show; and (vii) the fees and expenses of the Trustee with respect to the Securities. It is, however, understood that except as provided in this Section 12 or in Section 8 of this Agreement, the Underwriters shall pay all of their own costs and expenses, including, without limitation, the fees and disbursements of their counsel, any advertising expenses connected with any offers they make and 50% of the third party costs of any chartered private aircraft incurred in connection with the road show and all travel, lodging and other expenses of the Underwriters incurred by them in connection with any road show.
(b)If (i) this Agreement is terminated pursuant to Section 10 (other than as a result of a termination pursuant to clauses (i), (iii) or (iv) of Section 10), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters (other than as a result of a termination pursuant to Section 11 or clauses (i), (iii) or (iv) of Section 10 or the default by one or more of the Underwriters in its or their respective obligations hereunder) or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
13.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
14.Survival. The respective indemnities, rights of contribution, representations, warranties, and agreements of the Company, the Adviser and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Adviser or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Adviser or the Underwriters.
15.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.
16.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd–Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
17.Miscellaneous.
(a)Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attn: Debt Capital Markets, Facsimile: (212) 205-7812; SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, NY 10172, Attn: Debt Capital Markets, email: NikkoGCNotices@smbcnikko-si.com; ING Financial Markets LLC, 1133 Avenue of the Americas, New York, New York 10036, Attn: DCM Syndicate Desk, facsimile (646) 424-8972; RBC Capital Markets, LLC, Brookfield Place, 200 Vesey St., 8th Floor, New York, New York 10281, Attn: DCM Transaction Management/Scott Primrose, Telephone: (212) 618-7706, e-mail: TMGUS@rbccm.com; and SG Americas Securities, LLC, Attn: High Grade Syndicate Desk, email: list.us-glfi-syn-cap@sgcib.com; with a copy (which shall not constitute notice) to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, Attn: Paul D. Tropp. Notices to the Company or

the Adviser shall be given to either of them at Blue Owl Technology Finance Corp., 399 Park Avenue, 37th Floor, New York, New York 10022, Attn: Jonathan Lamm, with a copy (which shall not constitute notice) to Kirkland & Ellis LLP, 1301 Pennsylvania Avenue NW, Washington, D.C. 20004, Attn: William J. Tuttle, P.C. and Kristin H. Burns.
(b)USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the underwriters to properly identify their clients.
(c)Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.
(d)Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(e)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(f)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
(g)Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.
(h)Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Adviser consent to the jurisdiction of such courts and personal service with respect thereto. THE COMPANY AND THE ADVISER HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST ANY UNDERWRITER OR ANY INDEMNIFIED PARTY. EACH OF THE UNDERWRITERS AND THE COMPANY AND THE ADVISER (ON THEIR BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF THEIR STOCKHOLDERS AND AFFILIATES) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. The Company and the Adviser agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Adviser and may be enforced in any other courts to the jurisdiction of which the Company or the Adviser is or may be subject, by suit upon such judgment.
(i)Authority of the Representatives. The Representatives are duly authorized to act hereunder on behalf of the other Underwriters. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding on all the Underwriters.
If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
[Signature pages follow]

Very truly yours,

BLUE OWL TECHNOLOGY FINANCE CORP.

By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer

BLUE OWL TECHNOLOGY CREDIT ADVISORS LLC

By:	/s/ Karin Kringen
	Name:	Karin Kringen
	Title:	Authorized Signatory
[Signature Page to the Underwriting Agreement]

Acting on behalf of themselves and the
several Underwriters listed in Schedule 1 hereto.

MIZUHO SECURITIES USA LLC

By:	/s/ Robert Fahrbach
Name: Robert Fahrbach
Title: Managing Director

ING FINANCIAL MARKETS LLC

By:	/s/ Mike Kendrot
Name: Mike Kendrot
Title: Managing Director

By:	/s/ Christophe Dugardyn
Name: Christophe Dugardyn
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Saurabh Monga
Name: Saurabh Monga
Title: Managing Director,
Co-Head of Spec Fin.

SG AMERICAS SECURITIES, LLC

By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: Head of Debt Capital Markets

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michael Lazar
Name: Michael Lazar
Title: Managing Director
[Signature Page to the Underwriting Agreement]

Schedule 1
The Purchase Price for the Securities to be paid by the several Underwriters shall be 98.657% of the aggregate principal amount thereof.

Underwriter	Principal Amount of Securities to be Purchased
Mizuho Securities USA LLC	$60,000,000
SMBC Nikko Securities America, Inc.	48,000,000
ING Financial Markets LLC	44,000,000
RBC Capital Markets, LLC	44,000,000
SG Americas Securities, LLC	44,000,000
BofA Securities, Inc.	16,000,000
Citigroup Global Markets Inc.	16,000,000
Deutsche Bank Securities Inc.	16,000,000
Goldman Sachs & Co. LLC	16,000,000
J.P. Morgan Securities LLC	16,000,000
MUFG Securities Americas Inc.	16,000,000
Truist Securities, Inc.	16,000,000
Credit Agricole Securities (USA) Inc.	8,000,000
M&T Securities, Inc.	8,000,000
R. Seelaus & Co., LLC	8,000,000
Regions Securities LLC	8,000,000
Synovus Securities, Inc.	8,000,000
U.S. Bancorp Investments, Inc.	8,000,000
Total	$400,000,000
S-1

Schedule 2
1.“New Issue – Announcement” Bloomberg, dated as of August 17, 2026, filed with the Commission pursuant to Rule 497(a) (as a Rule 482ad).
2.“New Issue – Guidance” Bloomberg, dated as of August 17, 2026, filed with the Commission pursuant to Rule 497(a) (as a Rule 482ad).
3.“New Issue – Launch” Bloomberg, dated as of August 17, 2026, filed with the Commission pursuant to Rule 497(a) (as a Rule 482ad).
4.“New Issue – Pricing” Bloomberg, dated as of August 17, 2026, filed with the Commission pursuant to Rule 497(a) (as a Rule 482ad).
5.Pricing Term Sheet, dated August 17, 2026, containing the terms governing the Securities, substantially in the form of Annex A to this Agreement filed with the Commission on August 17, 2026 pursuant to Rule 433.
S-2

Annex A
[See attached.]
Annex A-1